Exhibit 99.1

Peapack-Gladstone Financial Corporation

TARP Principal Executive Officer and Principal Financial Officer

Years Following First Fiscal Year Certification

             Douglas L. Kennedy, in his capacity as Principal Executive Officer of Peapack-Gladstone Financial Corporation and Jeffrey J. Carfora, in his capacity as Principal Financial Officer of Peapack-Gladstone Financial Corporation certify, based on their actual knowledge, solely for the TARP Period beginning on January 1, 2012 and ending on January 11, 2012 that:

             (i)             The compensation committee of Peapack-Gladstone Financial Corporation has discussed, reviewed, and evaluated with the senior risk officer at least every six months during any part of the most recently completed fiscal year that was a TARP period, senior executive officer (SEO) compensation plans and employee compensation plans and the risks these plans pose to Peapack-Gladstone Financial Corporation (the compensation committee undertook this discussion, review and evaluation on each of March 1, 2011 and August 18, 2011);

             (ii)             The compensation committee of Peapack-Gladstone Financial Corporation has identified and limited during any part of the most recently completed fiscal year that was a TARP period any features of the SEO compensation plans that could lead SEOs to take unnecessary and excessive risks that could threaten the value of Peapack-Gladstone Financial Corporation and has identified any features of the employee compensation plans that pose risks to Peapack-Gladstone Financial Corporation and has limited those features to ensure that Peapack-Gladstone Financial Corporation is not unnecessarily exposed to risks;

             (iii)             The compensation committee has reviewed, at least every six months during any part of the most recently completed fiscal year that was a TARP period, the terms of each employee compensation plan and identified any features of the plan that could encourage the manipulation of reported earnings of Peapack-Gladstone Financial Corporation to enhance the compensation of an employee, and has limited any such features (the compensation committee undertook this review on each of March 1, 2011 and August 18, 2011);

             (iv)             The compensation committee of Peapack-Gladstone Financial Corporation will certify to the reviews of the SEO compensation plans and employee compensation plans required under (i) and (iii) above;

             (v)             The compensation committee of Peapack-Gladstone Financial Corporation will provide a narrative description of how it limited during any part of the most recently completed fiscal year that was a TARP period the features in

                               (A)             SEO compensation plans that could lead SEOs to take unnecessary and excessive risks that could threaten the value of Peapack-Gladstone Financial Corporation;

                               (B)             Employee compensation plans that unnecessarily expose Peapack-Gladstone Financial Corporation to risks; and

                               (C)             Employee compensation plans that could encourage the manipulation of reported earnings of Peapack-Gladstone Financial Corporation to enhance the compensation of an employee;

             (vi)             Peapack-Gladstone Financial Corporation has required that bonus payments to SEOs or any of the next twenty most highly compensated employees, as defined in the regulations and guidance established under section 111 of EESA (bonus payments), be subject to a recovery or “clawback” provision during any part of the most recently completed fiscal year that was a TARP period if the bonus payments were based on materially inaccurate financial statements or any other materially inaccurate performance metric criteria;

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             (vii)             Peapack-Gladstone Financial Corporation has prohibited any golden parachute payment, as defined in the regulations and guidance established under section 111 of EESA, to an SEO or any of the next five most highly compensated employees during any part of the most recently completed fiscal year that was a TARP period;

             (viii)             Peapack-Gladstone Financial Corporation has limited bonus payments to its applicable employees in accordance with section 111 of EESA and the regulations and guidance established thereunder during any part of the most recently completed fiscal year that was a TARP period;

             (ix)             Peapack-Gladstone Financial Corporation and its employees have complied with the excessive or luxury expenditures policy, as defined in the regulations and guidance established under section 111 of EESA, during any part of the most recently completed fiscal year that was a TARP period; and any expenses that, pursuant to the policy, required approval of the board of directors, a committee of the board of directors, an SEO, or an executive officer with a similar level of responsibility were properly approved;

             (x)             Peapack-Gladstone Financial Corporation will disclose the amount, nature, and justification for the offering, during any part of the most recently completed fiscal year that was a TARP period, of any perquisites, as defined in the regulations and guidance established under section 111 of EESA, whose total value exceeds $25,000 for any employee who is subject to the bonus payment limitations identified in paragraph (viii);

             (xi)             Peapack-Gladstone Financial Corporation will disclose whether Peapack-Gladstone Financial Corporation, the board of directors of Peapack-Gladstone Financial Corporation, or the compensation committee of Peapack-Gladstone Financial Corporation has engaged during any part of the most recently completed fiscal year that was a TARP period a compensation consultant; and the services the compensation consultant or any affiliate of the compensation consultant provided during this period;

             (xii)             Peapack-Gladstone Financial Corporation has prohibited the payment of any gross-ups, as defined in the regulations and guidance established under section 111 of EESA, to the SEOs and the next twenty most highly compensated employees during any part of the most recently completed fiscal year that was a TARP period;

             (xiii)             Peapack-Gladstone Financial Corporation has substantially complied with all other requirements related to employee compensation that are provided in the agreement between Peapack-Gladstone Financial Corporation and Treasury, including any amendments; and

             (xiv)             I understand that a knowing and willful false or fraudulent statement made in connection with this certification may be punished by fine, imprisonment, or both. (See, for example 18 USC 1001).

Date:	March 15, 2013

/s/ Douglas L. Kennedy
Douglas L. Kennedy
CEO
Principal Executive Officer

/s/ Jeffrey J. Carfora
Jeffrey J. Carfora
Chief Financial Officer
Principal Financial Officer

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